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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF POST PROPERTIES, INC.
                            (AS OF DECEMBER 31, 2004)


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      Name                                                                 State of Formation
1     1499 Massachusetts Avenue, Inc.                                      Delaware
2     1499 Massachusetts Holding, LLC                                      Delaware
3     Addison Circle Access, Inc.                                          Delaware
4     Addison Townhomes One, Ltd.                                          Texas
5     Akard-McKinney Investment Company, LLC                               Texas
6     Armada Condominiums, L.P.                                            Georgia
7     Armada Denver Condominiums, LLC                                      Texas
8     Armada Homes, Inc.                                                   Delaware
9     Armada Phoenix Townhomes, LLC                                        Texas
10    Armada Residences, L.P.                                              Georgia
11    Block 588 Condominium Development, L.P.                              Georgia
12    Block 588 GP, LLC                                                    Georgia
13    Block 588 LP, LLC                                                    Georgia
14    Briarcliff Commercial Property, LLC                                  Georgia
15    Carlyle Condominium Development, LLC                                 Georgia
16    Cumberland Lake, Inc.                                                Georgia
17    Greenwood Residential, LLC                                           Texas
18    P/C 89th Street LLC                                                  Delaware
19    P/C First Avenue LLC                                                 Delaware
20    Peachtree Condominium Development, LLC                               Georgia
21    Post 1499 Massachusetts, LLC                                         Georgia
22    Post 89th Street, LLC                                                Georgia
23    Post Apartment Homes, L.P.                                           Georgia
24    Post Asset Management, Inc.                                          Georgia
25    Post Austin Triangle, L.P.                                           Georgia
26    Post Biltmore, LLC                                                   Delaware
27    Post Carlyle I, LLC                                                  Georgia
28    Post Carlyle II, LLC                                                 Delaware
29    Post Carlyle Services, LLC                                           Georgia
30    Post Construction Services, Inc                                      Georgia
31    Post Development Services Limited Partnership                        Georgia
32    Post GP Holdings, Inc.                                               Georgia
33    Post Landscape Group, Inc.                                           Georgia
34    Post LP Holdings, Inc.                                               Georgia
35    Post Paseo Colorado, LLC                                             Delaware
36    Post Peachtree, LLC                                                  Delaware
37    Post Rice Lofts, LLC                                                 Texas
38    Post Services, Inc.                                                  Georgia
39    Post Triangle, LLC                                                   Georgia
40    Post TRS Condo I, LLC                                                Georgia
41    Post TRS, Inc                                                        Georgia
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
42    Post Uptown, LLC                                                     Texas
43    Post West Avenue Lofts, L.P.                                         Georgia
44    Post West Avenue, LLC                                                Georgia
45    Post-AmerUs American Beauty Mill, L.P.                               Georgia
46    Post-AmerUs Bennie Dillon, L.P.                                      Georgia
47    Post-AmerUs Rice Lofts, L.P.                                         Georgia
48    Post-AmerUs Wilson Building II, L.P.                                 Georgia
49    Post-AmerUs Wilson Building, L.P.                                    Georgia
50    Residential Ventures, Inc.                                           Georgia
51    Rice Lofts, LP                                                       Texas
52    Riverside Villas, LLC                                                Georgia
53    Rocky Point Management, Inc.                                         Georgia
54    Rose Hill Associates, LLC                                            Delaware
55    STS Loan & Management, Inc.                                          Georgia
56    STS Loan, L.P.                                                       Georgia
57    Uptown Denver, LLC                                                   Colorado
58    Villas at Parkway Village, LP                                        Georgia
59    Villas GP, LLC                                                       Georgia
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